Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2009, in the Registration Statement (Form S-1, No. 333-    ) and related prospectus of Centra Financial Holdings, declared effective on January 14, 2010, by the Securities and Exchange Commission, which is incorporated by reference in this Registration Statement (Form S-1, No. 333-    ) for the registration of an additional 200,000 shares of its common stock.

/s/ Ernst & Young LLP
Cleveland, Ohio
February 9, 2010